Exhibit 10.2

Execution Copy

UNIGENE LABORATORIES, INC.

SECURED PROMISSORY NOTE

$7,418,803.00	May 10, 2007
Fairfield, New Jersey

FOR VALUE RECEIVED Unigene Laboratories, Inc., a Delaware corporation (the “Company”), promises to pay to Jaynjean Levy Family Limited Partnership, a Delaware limited partnership (the “Holder”), or its registered assigns, the principal sum of Seven Million, Four Hundred Eighteen Thousand, Eight Hundred Three and 00/100 Dollars ($7,418,803.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to nine percent (9.00%) per annum, which shall be non-compounding, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) February 10, 2015 (the “Maturity Date”), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable in accordance with the terms hereof. This Note is issued pursuant to that certain Patent Security Agreement, dated as of March 31, 2001 (as amended, restated, modified or supplemented from time to time, the “Security Agreement”), made and entered into by and between the Company and Jay Levy, an individual (“JL”), which was then transferred from JL to the Holder on February 15, 2005 when JL assigned to the Holder the promissory notes secured by such Security Agreement, and which was further amended on the date hereof by that certain Third Amendment to Patent Security Agreement made and entered into by and between the Company and the Holder. This Note replaces in their entirety those notes listed on Exhibit A hereto and is not intended to be a novation of said notes, but rather evidences and documents the continuation of all obligations and liabilities outstanding thereunder, including, without limitation, principal, interest, penalties and fees, as more fully described herein.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY THE SECURITY AGREEMENT. ADDITIONAL RIGHTS OF HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Affiliate” with respect to any Person, means (i) any director or officer of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities.

The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Business Day” means any day other than a Saturday, Sunday or public holiday under the laws of the United States of America or the State of New Jersey or any other day on which banking institutions are authorized or obligated to close in the State of New Jersey.

(c) “Change in Control” means any of the following: (i) any Person, either individually or acting in concert with one or more other Persons, shall have acquired beneficial ownership, directly or indirectly, of stock or other securities of the Company (or other securities convertible into stock or other securities) representing 50% or more of the combined voting power of all stock or other securities of the Company entitled to vote in the election of members of the board of directors of the Company, other than stock or other securities having such power only by reason of the happening of a contingency; or (ii) the occurrence of a change in the composition of the board of directors of the Company such that a majority of the members thereof are not continuing members. As used herein, (a) the term “beneficially own” or “beneficial ownership” shall have the meaning set forth in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder and (b) the term “continuing member” shall mean, as of any date of determination, any member of the board of directors of the Company who (i) was a member of such board on the date of this Note or (ii) was nominated for election or elected to such board with the affirmative vote of a majority of the members who were either members of such board on the date of this Note or whose nomination or election was previously so approved.

(d) “Company” means the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note in accordance with the terms hereof

(e) “Event of Default” has the meaning given in Section 5 hereof.

(f) “First Quarterly Payment” has the meaning given in Section 2(a) of this Note.

(g) “Holder” means the Person specified in the first paragraph of this Note or any Person who shall at the time be the registered holder of this Note pursuant to a transfer permitted by the terms of this Note.

(h) “Indebtedness” means the aggregate amount of, without duplication (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business), (iv) all obligations with respect to capital leases, (v) all obligations created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person, (vi) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit and similar surety instruments, (vii) all payment obligations, contingent or otherwise, pursuant to or arising under currency swap agreements, interest rate swap agreements or other swap or derivative agreements, and (viii) all guaranty obligations with respect to the types of Indebtedness listed in clauses (i) through (vii) above.

(i) “Initial Interest Component” has the meaning set forth in Section 2(b)(ii) of this Note.

(j) “Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(k) “Maturity Date” has the meaning set forth in the first paragraph of this Note.

(l) “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(m) “Ongoing Interest Component” has the meaning set forth in Section 2(c)(iii) of this Note.

(n) “Permitted Distribution” means: (i) repurchases of stock from employees, consultants or directors of the Company in an aggregate amount not to exceed $50,000 in any fiscal year; provided that no Event of Default has occurred and is continuing or would exist after giving effect to the repurchases; (ii) dividends or distributions payable solely in capital stock of the Company; and (iii) any dividend or distribution made by any Subsidiary to another Subsidiary or to the Company.

(o) “Permitted Indebtedness” means: (i) Indebtedness of the Company existing on the date of this Note as set forth on Schedule A (it being understood that any Indebtedness of the Company existing on the date hereof shall constitute Permitted Indebtedness whether or not listed on Schedule A), and any renewals, refinancings, replacements and extensions thereof; so long as (A) the principal amount of such Indebtedness does not exceed the principal amount being renewed, refinanced, replaced or extended plus an amount necessary to pay any fees and expenses related thereto, (B) such Indebtedness does not contain covenants or other restrictions materially more onerous than those contained in the Indebtedness being renewed, refinanced, replaced or extended, and (C) the average life to maturity thereof is greater than or equal to that of the Indebtedness being renewed, refinanced, replaced or extended; (ii) other unsecured Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $2,000,000; (iii) Indebtedness of the Company or any of its Subsidiaries secured by Liens described in clauses (vi) and (vii) of the definition of Permitted Liens, so long as (A) at the time when such Indebtedness is incurred, the amount of such Indebtedness does not exceed the fair market value (as reasonably determined by the principal financial officer of the Company in good faith) of the leased property or purchased equipment and (B) the aggregate amount of such Indebtedness does not exceed $500,000 at any time outstanding; (iv) Indebtedness of any Subsidiary of the Company to the Company or another Subsidiary; (v) Indebtedness pursuant to or arising under currency swap agreements or interest rate swap agreements or swap or derivative agreements entered into in connection with bona fide hedging arrangements; (vi) Indebtedness of the Company or any of its Subsidiaries subordinated to the Obligations on terms reasonably satisfactory to the Holder, and having terms and conditions (other than interest and overall yield) more favorable to the Company than the terms and conditions of this Note and the other Transaction Documents (including, without limitation, covenants and events of default more favorable to the Company than the covenants and events of default hereunder), and having redemption, prepayment and defeasance provisions reasonably satisfactory to the Holder, in an aggregate principal amount not to exceed $2,000,000 at any time outstanding less any amounts outstanding pursuant to clause (ii) of this definition of Permitted Indebtedness (“Subordinated Indebtedness”); and (vii) the Obligations.

(p) “Permitted Liens” means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code, as amended, or by the Employee Retirement Income Security Act of 1974, as amended, or any Lien imposed by a governmental authority under any applicable environmental law or with respect to a foreign deferred compensation plan): (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the reasonable satisfaction of the Holder for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of the Holder for the eventual payment thereof if subsequently found payable; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (v) Liens in favor of the Holder; (vi) Liens securing obligations under a capital lease so long as such Liens do not extend to property other than the property leased under such capital lease, and any additions, attachments, improvements and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (vii) Liens upon any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any additions, attachments, improvements and accessions thereto and replacements, substitutions and proceeds (including insurance proceeds) thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (ix) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by statute, common law or by contract, (x) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (xi) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 5(g); (xii) Liens existing on the date hereof as set forth on Schedule B (it being understood that any Lien of the Company existing on the date hereof shall constitute a Permitted Lien whether or not listed on Schedule B) and any renewals, refinancings or extensions thereof that do not increase the amount of Indebtedness secured thereby or encumber additional collateral or contain covenants or other restrictions materially more onerous than those contained in the Lien being renewed, refinanced or extended; (xiii) leases or subleases and licenses or sublicenses granted in the ordinary course of the Company’s or any Subsidiary’s business; and (xiv) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property.

(q) “Person” means an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(r) “Principal Component” has the meaning set forth in Section 2(b)(i) of this Note.

(s) “Quarterly Payment” has the meaning set forth in Section 2(a) of this Note.

(t) “Revised Payment Schedule” has the meaning set forth in Section 3(c) of this Note.

(u) “Security Agreement” has the meaning set forth in the first paragraph of this Note.

(v) “Subsidiary” means any other entity included in the financial statements of the Company on a consolidated basis.

(w) “Transaction Documents” means this Note, the Security Agreement and each mortgage, pledge agreement, control agreement, grant of security interest in copyrights, patents or trademarks or other instrument or document delivered by the Company pursuant to the

Security Agreement or any of the other Transaction Documents in order to grant the Holder a Lien on any property of the Company as security for the Obligations.

(x) “Transfer” has the meaning set forth in Section 4 of this Note.

2. Principal and Interest.

(a) The principal of this Note and interest hereunder shall be due and payable in consecutive quarterly installments beginning on May 10, 2010 (the “First Quarterly Payment”) and on each August 10th, November 10th, February 10th and May 10th of each year thereafter to and including the Maturity Date (each such payment, a “Quarterly Payment”).

(b) The First Quarterly Payment shall consist of:

(i) $370.940.15, representing one-twentieth (1/20th) of the principal, which shall be subject to adjustment pursuant to Section 3(b) herein, as set forth in the Revised Payment Schedule (as so adjusted, the “Principal Component”); and

(ii) $100,153.84, representing one-twentieth (1/20th) of the interest that shall have accrued on the unpaid and outstanding principal from the date of this Note through and until the First Quarterly Payment, which shall be subject to adjustment pursuant to Section 3(b) herein, as set forth in the Revised Payment Schedule (as so adjusted, the “Initial Interest Component”).

(c) Each Quarterly Payment after the First Quarterly Payment shall consist of:

(i) the Principal Component;

(ii) the Initial Interest Component; and

(iii) the product of (1) the then outstanding principal on this Note and (2) the product of (A) nine percent (9.00%) multiplied by (B) a fraction, the numerator of which shall be the actual number of days elapsed since the most recent Quarterly Payment and the denominator of which shall be 365, which shall represent the interest accruing from Quarterly Payment to Quarterly Payment on this Note (the “Ongoing Interest Component”).

3. Optional Prepayment.

(a) Upon five (5) days prior written notice to the Holder, the Company may prepay this Note in whole or in part; provided that unless otherwise directed by the Holder any such prepayment will be applied (i) first to the payment of expenses due under this Note, (ii) second to the aggregate Initial Interest Component accrued but unpaid up to the date of prepayment, (iii) third to the Ongoing Interest Component accrued but unpaid up to the date of prepayment and (iv) fourth, if the amount of prepayment exceeds the amount of all such expenses and accrued but unpaid interest, to the payment of then outstanding principal of this

Note, with a prepayment deemed to be applied to the principal component of the last Quarterly Payment then due and owing on this Note.

(b) Furthermore, concurrently with any prepayment made pursuant to Section 3(a) of this Note, the Company will recalculate the Initial Interest Component, the Principal Component and the Ongoing Interest Component if and as necessary to keep the remaining payment schedule consistent with the original payment structure of this Note (i.e., interest shall accrue on the outstanding principal for the first three (3) years; then, beginning with the third anniversary of this Note and every quarter thereafter, one-twentieth (1/20th) (or such larger fraction if Quarterly Payments have been eliminated in accordance with Section 3(a)(iv) of this Note) of such principal plus such interest which has accrued during such first three (3) years, together with ongoing interest calculated from Quarterly Payment to Quarterly Payment, shall be paid to the Holder).

(c) Upon such recalculation, the Company shall promptly send the Holder a written schedule (the “Revised Payment Schedule”) detailing the remaining Quarterly Payments, including the amounts which represent (i) the Principal Component, (ii) the Initial Interest Component and (iii) the Ongoing Interest Component, and thereafter the Company shall make Quarterly Payments on this Note in accordance with such Revised Payment Schedule.

4. Certain Covenants. While any amount is outstanding under the Note, without the prior written consent of the Holder:

(a) Indebtedness. Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except Permitted Indebtedness.

(b) Liens. Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens.

(c) Asset Dispositions. Neither the Company nor any of its Subsidiaries shall sell, lease, transfer, license or otherwise dispose of (collectively, a “Transfer”) any of its assets or property, whether now owned or hereafter acquired, except (i) Transfers in the ordinary course of its business consisting of (A) the sale of inventory, (B) sales or transfers of surplus, worn-out or obsolete equipment, (C) leases or subleases entered into in the ordinary course of business or approved by the Holder in writing and (D) licenses of intellectual property or know-how, (ii) a Transfer from any Subsidiary of the Company to the Company or another Subsidiary, (iii) the granting of Permitted Liens, (iv) expenditures of cash not prohibited by this Note; and (v) Transfers permitted by Section 4(d) or 4(e) of this Note.

(d) Mergers, Acquisitions, Etc. Neither the Company nor any of its Subsidiaries may consolidate with or merge into any other Person or permit any other Person to merge into it, or acquire all or substantially all of the assets or capital stock of any other Person; provided that if the surviving entity of such merger expressly agrees to assume all of the Obligations and covenants of the Company and its Subsidiaries arising under or pursuant to the terms of this Note and the other Transaction Documents, then such written consent of the Holder shall not be unreasonably withheld.

(e) Dividends, Redemptions, Etc. Neither the Company nor any of its Subsidiaries shall (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities; (iii) return any capital to any holder of its equity securities; (iv) make any distribution of assets, equity securities, obligations or securities to any holder of its equity securities in its capacity as such; or (v) set apart any sum for any such purpose; provided, however, that the Company and its Subsidiaries may make Permitted Distributions.

(f) Indebtedness Payments. Neither the Company nor any of its Subsidiaries shall (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than amounts due under this Note or the Partnership Note (as defined in the Security Agreement)) or lease obligations; provided that the Company and its Subsidiaries may prepay, redeem, purchase, defease or otherwise satisfy lease obligations prior to the scheduled repayment thereof in an aggregate amount not to exceed $1,000,000 in any fiscal year; (ii) amend, modify or otherwise change the terms of any Indebtedness (other than the Obligations) or lease obligations so as to accelerate the scheduled repayment thereof, or (iii) repay any notes to officers, directors or shareholders (other than the Holder or the holder of the Partnership Note (as defined in the Security Agreement)).

(g) Affiliate Transactions. Neither the Company nor any of its Subsidiaries shall enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except (i) upon terms at least as favorable to the Company or such Subsidiary as an arms-length transaction with unaffiliated Persons; provided that the foregoing shall not apply to transactions involving the Company and its Subsidiaries, (ii) compensation and benefit arrangements (including the granting of options or other equity compensation arrangements) approved by or pursuant to any plan approved by the board of directors of the Company or a committee thereof, any indemnification arrangements with employees, officers, directors and consultants, and advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, (iii) any Permitted Indebtedness and (iv) any Permitted Distribution.

(h) Notice of Defaults. Promptly upon the occurrence thereof, the Company shall furnish to the Holder written notice of the occurrence of any Event of Default hereunder. Notwithstanding the foregoing, the Company will not be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Holder (or its designated representative) is then prohibited by law, including, without limitation, Regulation FD promulgated under the Securities Act of 1933, as amended, or any agreement binding on the Company or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

(i) Organizational Documents. The Company shall not amend its certificate of incorporation or its bylaws if such amendment would impair in any material respect the Liens in favor of the Holder granted by the Company pursuant to the Transaction Documents or perfection thereof or the ability of Holder to enforce its rights as set forth in the Transaction Documents.

(j) Subordinated Indebtedness. Neither the Company nor any of its Subsidiaries shall amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to the Company and its Subsidiaries or the Holder.

(k) Inspection Rights. The Holder and its representatives shall have the right, at any time during normal business hours, upon reasonable prior notice which in no case shall be less than five (5) Business Days unless an Event of Default exists in which case no prior notice is required, to visit and inspect the properties of Company (or any of its Subsidiaries) and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Company’s affairs, finances and accounts with its directors, officers and independent public accountants; provided that the Holder and any of its representatives who exercise their rights under this Section 4(k) shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the Company (or any of its Subsidiaries) to which such party has become privy by reason of this Section 4(k). Notwithstanding the foregoing, the Company will not be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Holder (or its designated representative) is then prohibited by law, including, without limitation, Regulation FD promulgated under the Securities Act of 1933, as amended, or any agreement binding on the Company or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay two consecutive Quarterly Payments under this Note on the dates due and such payments shall not have been made in full within thirty (30) days of the Company’s receipt of the Holder’s written notice (given by any method permitted under Section 11) to the Company of such failure to pay; or

(b) Breaches of Certain Covenants. The Company or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 4 of this Note or the other Transaction Documents (other than those specified in Section 5(a)) and (i) such failure shall continue for thirty (30) days, or (ii) if such failure is not curable within such thirty (30) day period, but is reasonably capable of cure within forty-five (45) days, either (A) such failure shall continue for forty-five (45) days or (B) the Company or such Subsidiary shall not have commenced a cure in a manner reasonably satisfactory to the Holder within the initial thirty (30) day period; or

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Holder in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to the Holder to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d) Other Payment Obligations. The Company or any of its Subsidiaries shall (i) fail to make any payment when due under the terms of any bond, debenture, note or other evidence of Indebtedness having an aggregate principal amount of $1,000,000 or more to be paid by such Person (excluding this Note and the other Transaction Documents but including any other evidence of Indebtedness of Company or any of its Subsidiaries to the Holder) and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) default in the observance or performance of any other agreement, term or condition contained in any such bond, debenture, note or other evidence of Indebtedness, and the effect of such failure or default is to cause, or permit the holder or holders thereof to cause, Indebtedness in an aggregate amount of $1,000,000 or more to become due prior to its stated date of maturity; or

(e) Voluntary Bankruptcy or Insolvency Proceedings. The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(f) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

(g) Judgments. A final judgment or order for the payment of money in excess of $2,000,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Company, to the extent such insurer has acknowledged in writing is obligation to pay such amount) shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the property of the Company or any of its Subsidiaries and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

(h) Transaction Documents. Any Transaction Document or any material term of any thereof shall cease to be, or be asserted by the Company not to be, a legal, valid and binding obligation of the Company enforceable in accordance with its terms or if the Liens of Holder in any of the assets of Company shall cease to be or shall not be valid, first priority perfected Liens (subject to Permitted Liens) or the Company shall assert that such Liens are not valid, first priority and perfected Liens (subject to Permitted Liens); or

(i) Change in Control. A Change in Control shall occur.

6. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Section 5(e) or 5(f)) and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Section 5(e) or 5(f), immediately and without notice, all outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by any of the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8. Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

9. Transfer of this Note.

(a) Transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. Upon such registration, the transferee shall become the “Holder,” “Lender,” “Secured Party” or “Mortgagee,” as applicable, for all purposes pursuant to the Transaction Documents.

(b) Unless an Event of Default has occurred and is continuing, the Holder may not transfer this Note to any Person without the prior written consent of the Company.

10. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder (subject to Section 4(d) of this Note).

11. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery or sent via facsimile (receipt confirmed) at the respective addresses or facsimile numbers of the parties as set forth in the Security Agreement or on the register maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

12. Payment. Payment shall be made in lawful tender of the United States.

13. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to the conflicts of law provisions of the State of New Jersey, or of any other state.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.

UNIGENE LABORATORIES, INC., a Delaware corporation

By:	/s/ William Steinhauer
Name: William Steinhauer
Title: Vice President of Finance

[Signature Page to Note]

EXHIIBIT A

Outstanding Promissory Notes After Repayment to be Consolidated into this Note

	Date	Currently Outstanding Principal Amount[1]
1	03/13/01	$300,000
2	03/27/01	200,000
3	04/09/01	350,000
4	04/16/01	100,000
5	04/23/01	0
6	05/09/01	250,000
7	05/29/01	300,000
8	06/11/01	175,000
9	06/19/01	275,000
10	06/28/01	100,000
11	07/05/01	275,000
12	07/26/01	250,000
13	08/13/01	200,000
14	08/29/01	200,000
15	09/13/01	300,000
16	09/26/01	250,000
17	10/11/01	200,000
18	10/29/01	175,000
19	11/13/01	175,000
20	11/28/01	175,000
21	12/11/01	175,000
22	12/19/01	175,000
23	02/13/02	175,000
24	02/26/02	175,000
25	03/13/02	175,000
26	03/26/02	175,000
	Total:	5,300,000

[1]

Even though one of the notes listed above has no outstanding principal amount due and owing, it is listed because interest has accrued and continues to accrue and to be payable thereunder and such interest amounts are being consolidated into this Note.

SCHEDULE A

Permitted Indebtedness

Secured Promissory Note, dated as of the date hereof, issued by the Company for the benefit of Jay Levy in the principal amount of $8,318.714

SCHEDULE B

Permitted Liens

Amended and Restated Security Agreement, dated as of the date hereof, by and between the Company and Jay Levy

Modification of Mortgage and Security Agreement, dated as of the date hereof, by and between the Company and Jay Levy

UCC-1 Financing Statement filed in New Jersey on 6/26/01 in favor of GE Capital Colonial Pacific Leasing (assignee of lessor Genesis Commercial Capital, LLC) regarding: Equipment/Lease No. 01328-01

UCC-1 Financing Statement filed in Delaware on 8/31/01 in favor of GE Capital Colonial Pacific Leasing regarding: (1) HELOS/BF Particle Size Analyzer; (1) HP Vectra P3/933, 128 Mbyte RAM, 20 GB HD, 48x CD-ROM, NIC, WIN 2000 Operating System; (1) WINDOX Soft on CD-ROM, CRYPTOBOX, Plus Manuals; (1) IQ/OQ Validation of HELOS; (1) QT Trend Analysis Software Equipment/Lease No: (as continued on 8/29/06)

UCC-1 Financing Statement filed in Delaware on 1/13/03 in favor of CIT Technology Financing Services, Inc. regarding the true lease of “Canon IR5000, sn: MPL17987” plus all other types of office equipment now and hereafter leased to and/or financed for Debtor/Lessee by Secured Party/Lessor, and including all replacements, upgrades and substitutions hereafter occurring to all the foregoing equipment and all now existing and future attachments, parts, accessories and add-ons for all of the foregoing items and types of equipment, and all proceeds and products thereof

UCC-1 Financing Statement filed in Delaware on 10/8/04 in favor of US Bancorp regarding: 1 – (S) Akia Purifier 100 with control and accessories

UCC-1 Financing Statement filed in New Jersey on 12/16/04 in favor of US Bancorp regarding 1 HPLC system

Lien of The Microcap Fund, Inc., a Maryland corporation, on certain patents of the Company

Lien of Olympus Securities, Ltd., Nelson Partners, Citadel Investment Management, L.P. and Citadel Investment Management, Inc. on certain patents of the Company